UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________

FORM 10

_____________________

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ZEC, INC.

(Exact name of registrant as specified in its charter)

            Delaware                                                                                                         47-5048026

_______________________________                                                                ___________________

(State or other jurisdiction of                                                                         (I.R.S. Employer

 incorporation or organization)                                                                                Identification No.)

1002 North Central Expressway, Suite 495

  Richardson, Texas                                75080

________________________________________                                                          __________

(Address of principal executive offices)                                                                              (Zip code)

Registrant’s telephone number, including area code: (888) 344-0073

Registrant’s fax number, including area code: (888) 344-0073

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock – $0.0001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [_]

Accelerated filer [_]

Non-accelerated filer [_]

Smaller reporting company [X]

ITEM 1.       DESCRIPTION OF BUSINESS

ZEC, Inc. (“ZEC” or the “Company”) is engaged in the business of selling specialty chemicals for use in a wide range of decontamination activities. We are a sales representative company, and we have a non-exclusive agreement which enables us to sell ten decontamination chemical products in the United States. Our sales representative agreement is with CBI Polymers, Inc. (“CBIP”), the inventor, patent holder, and manufacturer of these products. The agreement calls for CBIP to pay us a commission on all sales of its products which we generate. The agreement is for one year expiring on September 17, 2016, but continues indefinitely after that date unless cancelled by either party on not less than thirty (30) days written notice.

Nine of these decontamination products are sold under the trade name of DeconGelTM and one is sold under the trade name of PrestorPro. DeconGelTM has been used in the US, Canada, UK, and other locations to remove radioactive materials and toxic industrial chemicals. PrestorPro is used for restoration of cementitious surfaces like buildings and monuments.

The products we sell are proven, professional, military-grade, safe to use and handle, water soluble, and environmentally friendly hydrogels with a near neutral pH. They are tailored to meet the requirements of the U.S. Department of Defense and Department of Energy and are approved for use by the U.S. Navy and Department of Energy. They are designed for extreme, hard-to-clean contamination services challenges. They are effective against radioactive isotopes for nuclear plant decommissioning and nuclear medicine spills, and against toxic industrial chemicals and materials such as mercury, PCB, acids, lead, asbestos, and methamphetamines.

These products can save time and money through reduced labor required to decontaminate and reduced volume of space required to dispose of the waste.  The products are gels, applied in a relatively thin coat, then allowed to dry, then peeled off the surface. The amount of material required is a function of the level of contaminates and the porosity of the surface, but on average, one gallon of one of these products is typically required to decontaminate approximately 50 square feet of surface area. These products are applied with a brush, roller, trowel, or sprayer, all relatively simple methods which do not require highly skilled labor. They then encapsulate the contaminated material which is peeled off the surface as the dried gel is peeled off. The volume of space required for disposal is no greater than the volume occupied by the liquid gel before application. In contrast, many decontamination products require large volumes of the product used, all of which must then be properly handled and disposed of after the decontamination.

The Products we sell are:

Gels for Radioactive, Metals and Chemical Clean Up

•

DeconGel 1101: A brush-on gel for heavy nuclear and toxic industrial chemical and material decontamination.

•

DeconGel 1108: A roll-on, brush-on, trowel-on gel for extremely heavy nuclear and toxic industrial chemical and material decontamination.

•

DeconGel SURE: Similar to 1108, this is a brush-on, non-chelator, low corrosive gel for heavy nuclear and toxic industrial chemical and material decontamination.

•

DeconGel PRO: Similar to 1108, this is a brush-on, low corrosive gel for heavy nuclear and toxic industrial chemical and material decontamination.

Sprays for Radioactive, Metals and Chemical Clean Up

•

DeconGel 1120: A spray-on version of 1101 formulated and optimized for hand-held light duty sprayers and hard, smooth surfaces such as glass, steel, polished stone and other smooth hard substrates and is used for nuclear and chemical decontamination.

•

DeconGel 1121: A spray-on version of 1101 formulated for heavy duty industrial sprayers for horizontal and vertical hard porous and non-porous surfaces such as concrete, pavement, wood, glass, steel, stone, and other hard substrates, and is used for heavy nuclear and chemical decontamination.

•

DeconGel 1128: A spray-on version of 1108 formulated for airless sprayers.

Gels for Oil and Grease Clean Up

•

DeconGel 1102: A roll-on, brush-on, trowel-on gel optimized for oil and grease decontamination (crude oils, diesel, PCB’s, etc.).

•

DeconGel GO: Similar to 1102, this is a low corrosive, low solvent, roll-on, brush-on, trowel-on gel optimized for oil and grease decontamination (crude oils, diesel, PCB’s, etc.).

Gels for Restoration of Buildings and Monuments

•

PrestorPro: A safe, water-soluble product used to remove contaminants, pollutants and other harmful materials from buildings, historical artifacts, and treasures.

DeconGel products have been used successfully at a diverse array of properties and businesses including:

•

Military Weapons and Department of Energy Decommissioning and Decontamination (D&D) sites

•

Military Chemical, Biological, Radiological, Nuclear, and Explosives (CBRNE) sites

•

Commercial nuclear power plants and nuclear powered ships

•

Nuclear medicine and research laboratory environments using radioisotopes and hazardous chemicals and substances

•

Hazardous toxic industrial chemical and toxic industrial material clean-up

Future Sales Opportunities

We hope to grow our business by selling more of the DeconGelTM and PrestorPro products to U.S. buyers and industries where these products have been proven effective, and by adding other products, produced by other manufacturers, to the portfolio of products for which we will act as sales representatives.

The Department of Energy (DOE) manages 107 physical sites that are contaminated with varying quantities of radioactive materials.  DeconGelTM has been successfully used in several of these DOE sites. It is our intention to make DeconGelTM more widely used for capturing and disposing of radioactive materials at these DOE sites by focusing our sales efforts on contracting and engineering firms who are prime contractors or subcontractors to the DOE.

DeconGelTM has been tested extensively by the Department of Defense (DOD), especially the US Navy, and used successfully in radioactive decontamination of ships and nuclear powered ship power plants. It is our plan to focus on contacts with the Navy and with firms who are prime contractors or subcontractors to the Navy for decontamination purposes that could produce high volume and long term sales.

The Environmental Protection Agency (EPA), Nuclear Power Plants, and a wide-range of other non-government commercial enterprises also offer opportunities for decontamination and the products we sell have been successfully used in those settings.  We plan to continue to sell to those markets and to firms which contract with them to provide decontamination services.

Future Products

We also hope to grow our business by acquiring the rights to sell additional decontamination products, especially chemical products. We may do this by entering non-exclusive sales representation agreements as we did with DeconGelTM and PrestorPro, or we may enter into exclusive agreements acquiring distribution rights to sell a particular product or family of products. We may also seek to acquire businesses which own the rights to sell or to manufacture and sell other decontamination products. As of the time of this filing, no agreement has been reached and no negotiations are in progress either to sell other products or to acquire a business which owns the right to sell other products.

Future Services

We believe that in order to maximize sales of our products in the markets mentioned above it may be beneficial to expand beyond the mere sale of specialty chemicals for decontamination and enter into the decontamination service industry. Often both government agencies and private businesses seeking decontamination of a site will contract with a company for decontamination services rather than buying a decontamination product and performing the work themselves. We may attempt to enter the service business by acquiring an existing decontamination service business or by hiring personnel with experience in this area and developing a service business. As of the time of this filing, no decision has been made as to whether to enter the service area and no negotiations are in progress either to acquire a business or to hire personnel.

Company Background

The Company was first organized in 2005 as a limited liability company and a wholly owned subsidiary of Pacific Shores Development, Inc. (“PSD”).  At that time the Company was in the rental real estate management business. PSD filed for Chapter 11 Bankruptcy protection in 2010 and in 2011 a plan of reorganization was confirmed which called, among other things, for the incorporation of ZEC, for its spin-off from PSD, and for the distribution of its shares to the creditors of PSD. We entered the chemical sales business in 2015 when we became the U.S. distributor of ten products manufactured by CBI Polymers, Inc. (“CBIP”).

Intellectual Property

The products current sold by our Company are protected by patents held by CBIP and by trademarks held by CBIP. We have the right to use these trademarks and other sales materials for sales purposes under our sales representation agreement with CBIP.

Competition

We will compete with a wide variety of companies in the specialty chemical sales industry and, more specifically, in the decontamination products sales industry. These competitors range from small specialty companies similar to ZEC to large, multinational corporations. While the products we sell have been successful in decontaminating a variety of sites including U.S. government owned and managed facilities, other better financed and more established entities operate in this industry and may be expected to expand in the industry, thus increasing the competitive pressures we face. We hope to expand our business from sales of decontamination products and begin to provide decontamination services. If we are successful in entering this service business we will face additional competition, again from small service companies and also from large, multinational corporations. There can be no assurance that we will be able to successfully compete in these areas.

Item 1A.   Risk Factors

This item describes certain risk factors that could affect our business, financial condition and results of operations. You should consider these risk factors when evaluating investment in ZEC, Inc.

We face other risks besides those highlighted below. These other risks include additional uncertainties not presently known to us or that we currently believe are immaterial, but may ultimately have a significant impact. Should any of these risks, described below or otherwise, actually occur, our business, financial condition, performance, prospects, value, or results of operations could be negatively affected.

We have a limited operating history, limited revenues from operations, and substantial debt.

We have only recently entered into a non-exclusive sales agreement with CBIP by which we were granted the right to sell certain specialty chemicals used in various decontamination applications in the United States, and to be paid a commission on the sales we generate. The chemicals are sold under the trade names of DeconGel and PrestorPro. Our revenues from commissions in the quarter ended September 30, 2015 were $960. While we anticipate that revenues from commissions in the current quarter will be higher, there can be no assurance that we will be able to generate sufficient sales to meet our operating expenses.

We may not be able to continue to operate as a going concern.

Our auditors have expressed the opinion that we may not be able to continue as a going concern. Their opinion letter and the notation in the financial statements indicate that we do not have sufficient cash reserves or revenues to meet our operating expenses. Our CEO has stated that he will make loans to the Company if and when needed to meet operating expenses. As of the date hereof, no such loans have been made by him. We have, however, received loans from CBIP to meet our operating expenses. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

We expect to have capital expenditure requirements, and we may be unable to obtain needed financing on satisfactory terms.

We expect to make capital expenditures for the expansion of our business. We hope to expand our sales force and our product line and we hope to expand beyond the sale of decontamination chemical products and into the decontamination service industry. We also hope to be able to grow through acquisitions as well as through internal growth, though there can be no assurance that we will be able to do either. We intend to finance these growth and/or acquisition capital expenditures through debt and equity financings. There is no assurance that we can obtain such financing or that we will be able to obtain financing on economically acceptable terms. As a result, we may lack the capital necessary to grow or maintain our business.

If we obtain financing, existing shareholder interests may be diluted.

If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. We currently have warrants outstanding which may make it more difficult for us to raise financing and may cause the market price of our common stock to decline because of the indeterminable overhang that is created if the exercise price represents a discount to market. In addition, any new securities could have rights, preferences and privileges senior to those of our common stock.

We may be unable to successfully integrate future acquisitions with our operations or realize all of the anticipated benefits of such acquisitions.

We hope to be able to grow in part through acquisitions, though there can be no assurance that we will be able to do so. Failure to successfully integrate future acquisitions, if any, in a timely manner may have a material adverse effect on our business, financial condition, results of operations, and cash flows. The difficulties of combining acquired operations include, among other things:

●	operating a significantly larger combined organization;

●	consolidating corporate technological and administrative functions;

●	integrating internal controls and other corporate governance matters; and

●	diverting management’s attention from other business concerns.

In addition, we may not realize all of the anticipated benefits from future acquisitions, if any, such as increased earnings, cost savings, and revenue enhancements, for various reasons, including difficulties integrating operations and personnel, higher and unexpected acquisition and operating costs, unknown liabilities, and fluctuations in markets. If benefits from future acquisitions do not meet the expectations of investors or analysts, the market price of our shares of common stock may decline.

We depend upon one key officer; the loss of his services would materially adversely affect our future operations.

At this time, our success depends entirely upon the efforts and abilities of our Chairman and Chief Executive Officer, E. Thomas Layton. The loss of his services would have a material adverse effect on our operations. Moreover, we do not have key man or similar insurance on this officer. We hope to acquire additional personnel during the year ahead; however, these new personnel could prove more difficult to hire or cost substantially more than estimated.

We depend on our ability to maintain relationships with industry participants.

Our ability to maintain commercial arrangements with customers and suppliers depends on our ability to maintain close working relationships with industry participants. There can be no assurance that we will be able to maintain the strategic relationships developed by our CEO, E. Thomas Layton, even if he continues to lead the Company, and even less assurance if we were to lose his services. Nor can there be any assurance that we will be able to establish additional necessary strategic relationships, in which case the opportunity to maintain or grow our business may be negatively affected.

We expect to be reliant upon a relatively small number of customers for the foreseeable future.

We expect that our customers will initially be the U.S. Navy, the U.S. Department of Energy, and possibly certain nuclear power plant operators. We have had sales meetings and product demonstrations with several potential buyers, however our only sales person at this time is our CEO, E. Thomas Layton, and while he has numerous contacts in the industry, the number of potential buyers he can speak with in a given time period is limited. Thus we expect our customers to be limited in number, and thus the loss of any customer may have a material adverse effect on us.

The Company’s business is dependent upon government spending and governmental regulations both of which are beyond the Company’s control.

The Company is dependent upon spending by governmental agencies, especially the Department of Defense and the Department of Energy, for decontamination services. Budgets for these departments are set by Congress and are subject to political priorities and decisions and vary from year to year. A reduction in funding for these departments and/or for decontamination services within these departments could have a material adverse effect on our financial condition and results of operations. The Company is also dependent upon governmental regulations, especially those promulgated by the Environmental Protection Agency (EPA), which require decontamination of sites with certain known hazardous or toxic materials such as radioactive isotopes, mercury, PCB, acids, lead, and asbestos, all of which are effectively treated by our products. The weakening of decontamination requirements by the EPA or other governmental bodies could have a material adverse effect on our financial condition and results of operations.

Changes in technology may render our products or services obsolete.

The decontamination chemical industry may be substantially affected by changes in technology. New and more active compounds may be discovered that weigh less or require less volume or different manufacturing, application, or disposal methods, or which have other advantages over the products we sell. As a result, our products may become obsolete and be replaced with other products. While we may attempt to adapt and develop or represent new products, there can be no assurance that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

The industries in which we operate are competitive. This competition may affect our market share or prevent us from raising prices at the same pace as our costs increase, making it difficult for us to maintain existing business and win new business.

We operate in competitive markets. Certain of our competitors have substantially greater financial and technical resources than we do. Additionally, new competitors may enter our markets. We may be required to reduce prices if our competitors reduce prices, or as a result of any other downward pressure on prices for our products, which could have an adverse effect on us. If we are unable to compete successfully, our financial condition and results of operations could be adversely affected.

We are dependent upon a single supplier for our products, the loss of which could have a material adverse effect on our financial condition and results of operations.

Our sales agreement is with one company only: CBIP. If CBIP were to experience a disruption in its ability to supply the products, and if it was unable or unwilling to arrange for an alternate manufacturer within a reasonable time, the disruption in our supply of products would make sales of those products impossible and would have a material adverse effect on our financial condition and results of operations. Further, CBIP could cancel our sales representation agreement on 30 days written notice at any time after September 17, 2016. If CBIP were to cancel the agreement it would have a material adverse effect on our financial condition and results of operations, even if we had developed sales relationships with other manufacturers by that time.

Our operations, and those of our suppliers and customers, are subject to a variety of business continuity hazards and risks, any of which could interrupt operations, production or sales or otherwise adversely affect our performance, results, or value.

Business continuity hazards and related risks include:

•

explosions, fires, earthquakes, inclement weather, and other disasters

•

utility or other mechanical failures

•

unscheduled downtime

•

inability to obtain or maintain any required licenses or permits

•

disruption of communications

•

data security, preservation and redundancy disruptions

•

disruption of supply or distribution

•

regulation of the safety, security or other aspects of our operations

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. Investors seeking cash dividends should not purchase our stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors seeking cash dividends should not purchase our common stock.

Our Common Stock may never be publicly traded and holders may have no ability to sell their shares.

There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for listing on the OTC market or any other trading system in the future. There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, investors who purchase our Common Stock may be unable to sell the shares. Accordingly, investors should be able to bear the financial risk of losing their entire investment.

Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC market system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority ("Finra") Bylaws. The OTC pink sheet market will not charge us a fee for being quoted on the service. Finra rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC market or any similar medium. Finra will review the market maker's application (unless an exemption is applicable). If cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain Finra rules and Rule 15c2-11 have been considered by Finra. Furthermore, the clearance should not be construed by any investor as indicating that Finra, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

The OTC market is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

Our Common Stock will be subject to significant restriction on resale due to federal penny stock restrictions.

The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for our stock, and accordingly, shareholders of our Common Stock will find it difficult to sell their securities, if they can do so at all.

ITEM 2.       FINANCIAL INFORMATION

Selected Financial Data

 The Company was incorporated on March 6, 2014. In the year ended December 31, 2014 it had no revenues. It had no assets and no liabilities at December 31, 2014. In the first nine months of 2015 the Company had revenues of $960, all of which came from commissions earned on sales of DeconGel. Our assets at September 30, 2015 totaled $8,960 and consisted of receivables of $960 and cash of $8,000 which was the proceeds of a loan (an advance against commissions) made to the Company by CBIP. The Company’s statement of operations for the period from March 6, 2014 (inception) through September 30, 2015 reflect the following:

From March 6, 2014

September 30, 2015

       (Unaudited)

Revenues

$   960

Expenses

     358

Profit (Loss)

 $  602

Management's Discussion and Analysis of Financial Condition and Results of Operations

1) Liquidity:  At September 30, 2015 the Company had cash of $8,000, a single receivable of $960, and current liabilities of $8,000. Revenue for the quarter ending September 30, 2015 totaled $960 which was a receivable at September 30, 2015 and expenses in the same period totaled $200.

Management anticipates that we will continue to operate at a deficit for at least the next three months. We expect to finance this deficit through additional advances from CBIP and/or loans from the CEO of the Company who has agreed to pay necessary expenses with his personal funds, as interest free loans to the Company or as capital contributions. However, this is a voluntary agreement; our CEO is not contractually obligated to pay these expenses. As of the date of this filing, all loans have been interest free commission advances made by CBIP and these total $45,000. Our CEO has not yet made any loans to the Company.

2) Capital Resources:  As of the filing date, the Company has borrowed $45,000 from CBIP as advances against commissions to be earned. As noted above, the Company has no capital resources but will rely upon such commission advances, which are interest free, and upon interest free loans or capital contributions from our CEO to meet its needs. Both of these sources have made voluntary agreements to advance needed funds. Neither CBIP nor our CEO is contractually obligated to provide any loans or pay any expenses.

3) Results of Operations:  As noted above, the Company is a non-exclusive U.S. sales representative selling ten specialty chemicals manufactured by CBIP for decontamination uses. The products are marketed under the trade names DeconGel and PrestorPro. The Company entered this sales representative agreement on September 17, 2015. As of September 30, 2015 the Company had recognized commissions receivable of $960 during calendar year 2015 and had not yet incurred $200 operating expenses.

4) Off-Balance Sheet Arrangements:  The Company has no off balance sheet arrangements.

Information about Market Risk

At this time the Company is not subject to fluctuations in interest rates, currency exchange rates, or other financial market risks, although it is possible that we could be subject to such risks in the future. All of our current sales are to customers in the United States and are denominated in US dollars. Our buyers buy from CBIP and CBIP pays us a commission on the sales we generate. We expect this arrangement to continue for the foreseeable future.

ITEM 3.       DESCRIPTION OF PROPERTY

        We presently have available to us, at no cost, approximately 1,900 square feet of office space located at 1002 North Central Expressway, Suite 495, in Richardson, Texas 75080. We have agreed to lease this space for one year effective January 1, 2016. Beginning January 1, 2016 we will pay rent of $2,612.50 per month for the office and this price includes taxes and insurance. We expect this space will be adequate for our needs for the foreseeable future.

ITEM 4.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        (a) Security Ownership of Certain Beneficial Owners and of Management.

        The following table sets forth the security and beneficial ownership for each class of our equity securities for all of our officers and directors and for any person who is known to be the beneficial owner of more than five (5%) percent of the Company as of the date hereof.

Name and

Amount and

Address of

Nature of

Title

Beneficial

Beneficial

Percent

of Class

Owner

Owner

of Class

____________________________________________________________________________

Common

E. Thomas Layton

1,500,000          41.90%

1002 N. Central Expressway

Suite 495

Richardson, TX 75080

Common

Albert Pleus

   500,000

13.97%

1002 N. Central Expressway

Suite 495

Richardson, TX 75080

Common

Harry N. Fugate

      -0-

 0.00%

1002 N. Central Expressway

Suite 495

Richardson, TX 75080

Common

Clifford Couch, Esq.

       -0-

  0.00%

1002 N. Central Expressway

Suite 495

Richardson, TX 75080

Common

All Officers, Directors, and

 2,000,000         55.87%

5% + Shareholders as a Group

(Two [2] Holders)

ITEM 5.        DIRECTORS AND EXECUTIVE OFFICERS

Our directors, officers, significant employees, promoters and control persons are as follows:

Name

Age

Position

             __________________________________________________

E. Thomas Layton

 80

Chairman/CEO/Director

Harry N. Fulgate

 54

Director

Clifford Couch

 62

Secretary

Albert Pleus

 54

Control Person

        The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings between any officer or director and any other person by which one was or is to act on behalf of another or be appointed or resign at the direction of any other person.

Resumes

E. Thomas Layton, age 80, has been Chairman, CEO and Director of the Company since September 2015. From January 2014 until September 2015 he was the senior advisor to KT Chemicals, Inc. From 2013 to July 2015 he was CEO of CBI Polymers, Inc., and for nine months in 2012 he was Acting CEO of LAXAI-OSR, a clinical research organization. From 1998 until 2014 he was also an independent consultant to a variety of companies, most of them in the chemical industry. Prior to that he was Chairman of the Board of Deepwater Iodide (1994-1998), CEO of Bishopric, Inc.  which he took from sales of $9 million to $122 million (1976-1990), managed the worldwide chemical business of G.D. Searle (1974-1976), and worked in positions of increasing responsibility at Mallinckrodt Chemical, ultimately reporting directly to the Chairman of the Board (1957-1974). He holds an AB Degree from Central Methodist College with a major in Chemistry.  Mr. Layton became CEO of the Company because of his long and successful history in the chemical industry.

Harry N. Fugate, age 54, has been a Director of the Company since December 2015. He is a founding partner and managing director at Portage Inc. an environmental services business. Under his direction, annual sales have grown from $3M in 1999 to $60M in 2015 and Portage has won and executed over $1.2 billion in contracts for complex environmental consulting, engineering, remediation and decommissioning services.  Prior to 1999 he was Vice President of Business Development for Informatics Corporation and for Jason Associates and Director of Business Development at Wastren, Inc. He was an independent environmental consultant to Battelle, Jacobs Engineering, and Corpex Technologies. He also served in various positions as an environmental scientist and engineer at the Utah Water Research Laboratory and the Idaho National Laboratory.  He holds a B.S. in Civil and Environmental Engineering, an M.S. in Environmental Engineering, and an M.B.A. from Utah State University.  Mr. Fugate is a director of the Company because of his long and successful history in the environmental services industry.

William Clifford Couch, age 62, has been the Secretary of the Company since September 2015. Mr. Couch has been an attorney, licensed in Texas, since 1982 and has maintained a solo practice in the greater Dallas – Fort Worth area since 2004. Prior to 2004 he was a senior attorney or partner level attorney with multiple law firms in the greater Dallas – Fort Worth area and also worked as an attorney at General Dynamics. Mr Couch has over 33 years of legal experience in most aspects of business, and has represented financial institutions, insurance companies, non-profit organizations and a wide variety of business organizations as well as individuals in litigation and transactional matters at both the state and federal levels. He holds a BBA degree from Abilene Christian University and he received his JD from Southern Methodist University in 1982. Mr. Couch was named Secretary of the Company because of his extensive experience in business and corporate law.

Albert Pleus, age 54, has been a major shareholder in the Company since September 2015 and has been a Managing Partner with V2V Securities, LLC and with V2V Associates, LLC since early 2015.  Prior to that he was with Bedminster Financial Group, Ltd. from 2009-2014. He has more than 25 years of investment banking, investing, management and business operations experience in green tech, agricultural bioscience, software, telecommunications, digital image distribution, healthcare and other industries. He started his career at Morgan Stanley, and during the last 10 years has focused on early stage investment banking as well as principal investment roles. He provides financial, strategic consulting, and advisory services to developing businesses, and he is a director of five privately held companies: Broadband iTV, Inc., Contix, Inc., Grower's Secret, Inc., Kuehnle Agro Systems, Inc., and Recursive Labs, Inc. He earned SB and SM degrees from MIT and an MBA degree from Stanford University.

Conflicts of Interest

As noted above, the Company’s CEO has agreed that if necessary he will pay any deficit in the Company’s operating expenses with his personal funds, making interest free loans to the Company or capital contributions. Such loans to the Company may result in a conflict of interest as the CEO may prefer a short term sale of products or other business relationship which will enable the Company to repay his loans more quickly over one which will take longer to develop.

The Company’s Secretary, Mr. Couch, is a practicing attorney. As a result he will be able to devote only limited time and attention to the affairs of the Company. The Company’s outside Director, Mr. Fugate, is managing director of an environmental services company, and he, too, will be able to devote only limited time and attention to the affairs of the company.

ITEM 6.

EXECUTIVE COMPENSATION

     The table below sets forth the compensation earned by our officers and directors since inception, March 6, 2014.

                           SUMMARY COMPENSATION TABLE

             Stock           All Other

Name & Principal Position

Year      Salary      Bonus     Awards     Compensation     Total

------------------------------------       -------     --------      ---------     -----------     ----------------       ----------

Konstantin Zecevic

2014/         0              0            $  2                 0                 $   2

President, CEO, Director

2015

E. Thomas Layton

2015     $25,000        0            $ 150              0                 $ 25,150

Chairman, CEO, Director

Harry N. Fugate

2015         0              0              0                   0                 $   0

Director

Clifford Couch

2015         0              0              0                   0                 $   0

Secretary

Neither our Secretary, Mr. Couch, nor our outside Director, Mr. Fugate, has ot received any cash, stock, or other compensation for services rendered to the Company since its inception, nor is there any current plan to provide compensation to them. Our former CEO, Mr. Zecevic, received 20,000 shares of stock in exchange for his services to the Company. Our current CEO, Mr. Layton, received 1,500,000 shares of stock in exchange for his agreement to serve as CEO of the Company and he has agreed to accept a salary of $12,500 per month ($150,000 per year) for his services as CEO, starting October 1, 2015. He has also agreed that his salary will accrue, without interest, until such time as the Company’s cash flow permits payment. The shares he received were valued at par value or $0.0001 per share. There are no agreements in place or contemplated to provide additional compensation to any officer or director.

We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers and directors, and we have no employees.

ITEM 7.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Our Chairman and CEO, Mr. Layton, received 1,500,000 shares of stock in exchange for his agreement to serve as CEO of the Company. The shares were valued at par value or $0.0001 per share. Our former CEO, Mr. Zecevic, received 20,000 shares of stock for his services to the Company. The shares were valued at par value or $0.0001 per share. Mr. Pleus, a control shareholder, received 500,000 shares of stock for financial consulting services to the Company. There have been no other related party transactions, or any other transactions or relationships required to be disclosed.

ITEM 8.

LEGAL PROCEEDINGS.

        There is no litigation pending or threatened by or against the Company.

ITEM 9.       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND

                    RELATED STOCKHOLDER MATTERS.

        (a) Market Price.

There is no established public trading market for our Common Stock at present and there has been no trading market in the past. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to Finra to have the Company's securities traded on the OTC market, however there is no assurance that a broker-dealer will agree to make such application or, if one does, that Finra will provide us with a symbol.

The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

        (b)  Holders.

There are forty-nine (49) shareholders of record of the Company's Common Stock. Forty-two (42) of these shareholders received a total of 580,000 shares, issued in the bankruptcy of Pacific Shores Development, Inc. In that case the Bankruptcy Court for the Southern District of California ordered certain shares of the Company's stock to be distributed to the creditors of Pacific Shores Development, Inc. The shares were distributed in a public offering, exempt from registration under Sections 1145(a) and (c) of Title 11 of the U. S. Code (the Bankruptcy Code). The shares may be resold into the public market provided the selling shareholder is not at the time of such sale, and has not been during the previous three months, an officer, director, or control person of the Company. In addition, the administrative creditors, who received 500,000 of the 580,000 shares distributed to creditors, agreed that their shares would be resold to the public only if the Company was a reporting issuer and was current in its reporting obligations at the time of such sale.

The remaining shareholders received their shares subsequent to the bankruptcy and their shares were not issued under the exemption provided by the Bankruptcy Code; those shares are restricted and may only be resold in the public market if registered or if an exemption from registration, such as Rule 144, is available.

        (c) Dividends.

The Company has not paid any cash dividends to date, and has no plans to do so in the foreseeable future.

        (d) Securities authorized for issuance under equity compensation plans.

 The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10.      RECENT SALES OF UNREGISTERED SECURITIES.

         (a) Securities issued in bankruptcy.

580,000 shares of our common stock were distributed per order of the U.S. Bankruptcy Court for the Southern District of California as part of the confirmed Plan of Reorganization of Pacific Shores Development, Inc. (“PSD” or the “Debtor”). PSD and its subsidiary, ZEC, were in the real estate development business and the real estate crash and the recession of 2008 made it impossible for them to obtain the financing needed to carry on their projects. In 2010 PSD filed for chapter 11 bankruptcy protection. The Court ordered the incorporation of the Issuer and ordered the Issuer’s securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor.

2,500,000 warrants to purchase shares of our common stock were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization. The warrants consist of 500,000 “A Warrants” each convertible into one share of common stock at an exercise price of $4.00; 500,000 “B Warrants” each convertible into one share of common stock at an exercise price of $5.00; 500,000 “C Warrants” each convertible into one share of common stock at an exercise price of $6.00; 500,000 “D Warrants” each convertible into one share of common stock at an exercise price of $7.00; and 500,000 “E Warrants” each convertible into one share of common stock at an exercise price of $8.00. All warrants are currently exercisable and may be exercised at any time prior to August 30, 2017.

The issuance of the 580,000 shares of common stock and the 2,500,000 warrants to purchase a total of 2,500,000 shares of common stock were issued in exchange for claims against the estate of PSD and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code).

         (b) Securities issued in a private placement.

On March 6, 2014 the Company issued 1,000,000 restricted shares of its common stock at par value ($0.0001 per share) for services.  On September 16, 2015 The Company issued 1,500,000 restricted shares of its common stock to its Chairman, CEO and Director E. Thomas Layton, for services at par value, and 500,000 restricted shares of its common stock to its advisor, Albert Pleus, also for services at par value (0.0001 per share). We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

       -  The issuance involved no underwriter, underwriting discounts or commissions;

       -  We placed restrictive legends on all certificates issued;

       -  No sales were made by general solicitation or advertising;

       -  Sales were made only to accredited investors.

       In connection with the above transactions, we provided the following to the investor:

       -  Access to all our books and records.

       -  Access to all material contracts and documents relating to our operations.

       -  The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

ITEM 11.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

        The Company's authorized capital stock consists of 100,000,000 Common Shares, par value $0.0001 per share, and 20,000,000 Preferred Shares, par value $0.0001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 3,580,000 Common Shares issued and outstanding as of the date of this filing and no Preferred Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 2,500,000 Common Shares. The warrants are currently exercisable and may be exercised at any time prior to August 30, 2017.

All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor. Our Board of Directors is authorized to issue our Preferred Stock in series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

In addition to the 3,580,000 Common Shares which we currently have outstanding there are 2,500,000 warrants outstanding, each of which is convertible into one share of our Common Stock. These consist of 500,000 “A Warrants” each convertible in to one share of common stock at an exercise price of $4.00; 500,000 “B Warrants” each convertible in to one share of common stock at an exercise price of $5.00; 500,000 “C Warrants” each convertible in to one share of common stock at an exercise price of $6.00; 500,000 “D Warrants” each convertible in to one share of common stock at an exercise price of $7.00; and 500,000 “E Warrants” each convertible in to one share of common stock at an exercise price of $8.00. All of the warrants are currently exercisable; they were originally set to expire if unexercised on August 30, 2016, however they were extended to August 30, 2017 by vote of the Board of Directors. All of these warrants were issued to creditors of Pacific Shores Development, Inc. by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of that corporation.  The warrants were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

The exercise price for the above described Warrants may be reduced, but not increased, by vote of the Board of Directors of the Corporation, however, the exercise price may not be reduced below the highest of: a) the book value of a share, b) the par value of a share, or c) eighty percent (80%) of the closing bid price for a share on the business day prior to the directors’ vote if the stock is publicly traded.  These Warrants also have a cashless exercise provision which allows a holder to convert these Warrants, in whole or in part, into that number of shares of Common Stock of the Company determined by dividing (a) the aggregate fair market value of the shares of Common Stock of the Company which would be issuable upon exercise of the Warrants to be converted, as determined by the most recent closing sale on the primary market for the Company’s stock on the date of conversion, minus the aggregate Warrant exercise price of the shares which would be issuable upon exercise of the Warrants by (b) the said fair market value of one share of the Common Stock of the Company. If at the time a cashless warrant conversion is sought the Company’s shares are neither listed nor admitted to trading on any exchange or market, then the fair market value of shares shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13.      FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The Company’s audited financial statements as of December 31, 2014 are attached hereto.    The Company’s unaudited financial statements as of September 30, 2015 are also attached hereto.

ITEM 14.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

              AND FINANCIAL DISCLOSURE.

There are no disagreements with the findings of our accountant.

ITEM 15.      FINANCIAL STATEMENTS AND EXHIBITS.

The Company’s audited financial statements as of December 31, 2014 as well as its unaudited financial statements as of September 30, 2015 are filed herewith.

Exhibit:
2.1	Plan of Reorganization	(1)
3.1	Articles of Incorporation	(1)
3.2	Bylaws	(1)
4.1	Form of “A” Warrant Agreement	(1)
4.2	Form of “B” Warrant Agreement	(1)
4.3	Form of “C” Warrant Agreement	(1)
4.4	Form of “C” Warrant Agreement	(1)
4.5	Form of “E” Warrant Agreement	(1)
10.1	Sales Representative Agreement	(1)
23.1	Consent of PLS, CPA	(1)

(1)

Filed herewith.

///

///

///

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange

Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 28, 2015                 ZEC, INC.

                                   By: /s/ E. Thomas Layton

                                       _________________________________

                                       E. Thomas Layton

                                       Chairman and CEO

                                   By: /s/ Clifford Couch

                                       _________________________________

                                       Clifford Couch

                                       Secretary

ZEC, INC.

INDEX TO FINANCIAL STATEMENTS

CONTENTS

Report of Independent Registered Public Accounting Firm

Balance Sheet as of December 31, 2014 (audited)

Statement of Operations for the period from March 6, 2014 (inception) through December 31, 2014 (audited)

Statement of Changes in Stockholders' Equity for the period from March 6, 2014 (inception) to

December 31, 2014 (audited)

Statement of Cash Flows for the period from March 6, 2014 (inception) through December 31, 2014 (audited)

Notes to Financial Statements (audited)

Balance Sheet as of September 30, 2015 (unaudited) and December 31, 2014 (audited)

Statement of Operations for the three and nine months ended September 30, 2015 and for the three months ended September 30, 2014 and the period from inception, March 6, 2014, through September 30. 2014 (unaudited)

Statement of Cash Flows for the nine months ended September 30, 2015 and for the period from inception, March 6, 2014, through September 30. 2014 and for the period from inception, March 6, 2014, through September 30. 2015 (unaudited)

Notes to Unaudited Financial Statements (unaudited)

PLS CPA, A PROFESSIONAL CORPORATION

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111 t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

ZEC, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of ZEC, Inc. (A Development Stage “Company”) as of December 31, 2014 and the related financial statements of operations, changes in shareholder’s equity and cash flows for the period March 6, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZEC, Inc. as of December 31, 2014, and the results of its operation and its cash flows for the period from March 6, 2014 (inception) to December 31, 2014 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA__

PLS CPA, A Professional Corp.

December 10, 2015

San Diego, CA. 92111

ZEC, INC.
(A Development Stage Company)
BALANCE SHEET

ASSETS	December 31, 2014

Current Assets	$ -
Total Assets	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable	-
Total Liabilities	-

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; no shares issued or outstanding	-
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 1,580,000 shares issued and outstanding
as of December 31, 2014	158
Additional paid-in capital	-
Deficit accumulated during the development stage	(158)

Total stockholders' equity	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ -

The accompanying footnotes are an integral part of these financial statements

ZEC, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

	For the period ended December 31, 2014	For the period from March 6, 2014 (Inception) to December 31, 2014

Revenue	$ -	$ -
Total Revenue	-	-

Expenses
General & Admin. Expenses	158	158

Total Operating Expenses	158	158

Net loss	$ (158)	$ (158)

Basic and Diluted Earnings Loss per Share	$ (0.000)

Weighted average shares - basic and diluted	1,580,000

The accompanying footnotes are an integral part of these financial statements

ZEC, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	In Capital	deficit	Equity

Common stock issued per Court Order
at Inception, March 6, 2014	580,000	58	-	-	58
Common stock issued for services
at $0.0001 (par value) on March 6, 2014	1,000,000	100	-	-	100
Net loss in year ended December 31, 2014	-	-	-	(158)	(158)
Balance at December 31, 2014	1,580,000	158	-	(158)	-

The accompanying footnotes are an integral part of these financial statements

ZEC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

	For the Period Ended December 31, 2014	For the period from March 6, 2014 (Inception) to December 31, 2014
OPERATING ACTIVITIES
Net loss	$ (158)	$ (158)
Adjustment to reconcile net income to cash flows provided by operating activities:

Common stock issued per court order	58	58
Changes in operating assets and liabilities
Accrued liabilities	-	-

Net cash used in operating activities	(100)	(100)

FINANCING ACTIVITIES
Proceeds of Loans	-	-
Common Stock Issuance	100	100
Discount on common stock	-	-
Net cash from financing activities	100	100

Net change in cash	-	-

Cash at beginning of period	-	-

Cash at end of period	$ -	$ -

Cash paid for
Interest	$ -	$ -
Income Tax	$ -	$ -

The accompanying footnotes are an integral part of these financial statements

ZEC, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2014

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

ZEC, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on March 6, 2014. The Company was established as part of the Chapter 11 Plan of Reorganization of Pacific Shores Development, Inc. ("PSD"). Under PSD's Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Southern District of California, the Company was incorporated to: (1) receive all interest which PSD and ZEC, LLC had in the real estate rental management business; (2) to pursue the real estate rental management business and opportunities in other fields;  and (3) issue shares  of  its  common  stock  to  PSD's  general  unsecured  creditors and its administrative creditors. The Company has been in the development stage since its formation and had not yet realized any revenues from its planned operations as of December 31, 2014.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

b. LOSS PER SHARE

The Company computes net loss per share in accordance with the FASB Accounting Standards Codification ("ASC"). The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  The equity instruments such as warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

c. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. CASH and CASH EQUIVALENT

For the Balance Sheet and Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  The Company had no cash equivalents as of December 31, 2014.

e. INCOME TAXES

Income taxes are provided in accordance with the FASB Accounting Standards Classification.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of December 31, 2014 the Company did not have significant cash or other material assets, nor did it have operations or a source of revenue sufficient to cover its operating costs and allow it to continue as a going concern.  The Company’s CEO has committed to advancing certain operating costs of the Company.

While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances that it will accomplish either. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

As of December 31, 2014 the authorized share capital of the Company consisted of 100,000,000 shares of common stock with $0.0001 par value, and 20,000,000 shares of preferred stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of December 31, 2014 there were a total of 1,580,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling 580,000 shares, took place on March 6, 2014 pursuant to the Chapter 11 Plan of Reorganization confirmed by the U.S.  Bankruptcy Court in the matter of Pacific Shores Development, Inc. ("PSD"). The Court ordered the distribution of shares in the Company to all general unsecured creditors of PSD, with these creditors to receive their PRO RATA share (according to amount of debt held) of a pool of 80,000 shares in the Company.  The Court also ordered the distribution of shares in the Company to all administrative creditors of PSD, with these creditors to receive one share of common stock in the Company for each $0.10 of PSD's administrative debt which they held. A total of 500,000 shares were issued to PSD’s administrative creditors.

The Court also ordered the distribution of two million five hundred thousand warrants in the Company to all administrative creditors of PSD, with these creditors to receive five warrants in the Company for each $0.10 of PSD’s administrative debt which they held. These creditors received an aggregate of 2,500,000 warrants  consisting of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  All warrants were originally exercisable at any time prior to August 30, 2016 but have been extended such that they are now exercisable at any time prior to August 30, 2017 (see Note 9. Subsequent Events). As of the date of this report, no warrants have been exercised.

Also on March 6, 2014 the Company issued a total of 1,000,000 common shares for services at par value, $0.0001 per share for total value of $100.

As a result of these issuances there were a total 1,580,000 common shares issued and outstanding, and a total of 2,500,000 warrants to acquire common shares issued and outstanding, at December 31, 2014.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred stock with $0.0001 par value. As of December 31, 2014 no shares of preferred stock had been issued and no shares of preferred stock were outstanding.

NOTE 5. INCOME TAXES

The Company has had no business activity and made no U.S. federal income tax provision since its inception on March 6, 2014.

NOTE 6. RELATED PARTY TRANSACTIONS

On March 6, 2014 the Company issued a total of 1,000,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share. These shares were issued to officers of the Company and to persons who were already shareholders as a result of the bankruptcy (see Note 4 above). There were no other related party transactions to report. As of December 31, 2014 the Company neither owned nor leased any real or personal property.

NOTE 7. WARRANTS

On March 6, 2014 (inception), the Company issued 2,500,000 warrants exercisable into 2,500,000 shares of the Company's common stock.  These warrants were issued per order of the U.S.  Bankruptcy Court to the administrative creditors of PSD. These creditors received an aggregate of 2,500,000 warrants issued in the series and exercise prices as set forth above at Note 4. As of the date of this report, no warrants have been exercised.

NOTE 8. COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the period ended December 31, 2014.

NOTE 9. SUBSEQUENT EVENTS

In September 2015 the Company entered into an agreement by which it became a sales representative for CBI Polymers, Inc. (CBIP) with the right to sell CBIP’s line of Dongle and PrestorPro specialty chemical products on a non-exclusive basis in the United States. The products are used for decontamination of radioactive and other hazardous materials.

On September 16, 2015, the Company named a new CEO and issued him 1,500,000 shares of common stock at par value for services, and also named a new financial advisor and issued him 500,000 shares of common stock at par value for services.

In September 2015 the Board of Directors of the Company voted to extend the outstanding warrant exercise period to August 30, 2017.

The Company has evaluated subsequent events from the balance sheet date through December 10, 2015 the date the financial statements were available to be issued. Except the above disclosure, the Company has determined that there are no further events to disclose.

ZEC, INC.
(A Development Stage Company)
BALANCE SHEETS

ASSETS	Unaudited September 30, 2015	Audited December 31, 2014
Current Assets
Cash	$ 8,000	$ -
Accounts Receivable	960	-
Total Current Assets	8,960
TOTAL ASSETS	$ 8,960	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Due to CBI Polymers	8,000	-
Total Current Liabilities	8,000	-
Total Liabilities	8,000	-

Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 3,580,000 shares issued and outstanding
(2011 - 20,000,000 shares issued and outstanding)	-	-
Discount on common stock	-	-
as of September 30, 2015 and 1,580,000 shares issued
and outstanding as of December 31, 2014	358	158
Additional paid-in capital	-	-
Income (Loss) accumulated during the development stage	602	(158)

Total stockholders' equity (deficit)	960	-
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 8,960	$ -

The accompanying footnotes are an integral part of these financial statements

(A Development Stage Company)
STATEMENT OF OPERATIONS
Unaudited

	For the three months Ended September 30, 2015	For the three months Ended September 30, 2014	For the nine Months Ended September 30, 2015	For March 6, 2014 to September 30, 2014	For the period from March 6, 2014 (Inception) to September 30, 2015

Revenue	$ 960	$ -	$ 960	$ -	$ 960
Total Revenue	960	-	960	-	960

Expenses					-
General & Admin. Expenses	200	-	200	158	358

Total Operating Expenses	760	-	760	(158)	602

Net Income (loss)	$ 760	$ -	$ 760	$ (158)	$ 602

Basic and Diluted Earnings Income (Loss) per Share	$ 0.000	$ -	$ 0.000	$ (0.000)

Weighted average shares - basic and diluted	1,682,564	1,580,000	1,884,348	1,580,000

The accompanying footnotes are an integral part of these financial statements

ZEC, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Unaudited

	For the Nine Months Ended September 30, 2015	From March 6, 2014 to September 30, 2014	For the period from March 6, 2014 (Inception) to September 30, 2015
OPERATING ACTIVITIES
Net Profit	$ 760	$ (158)	$ 602
Adjustments to Reconcile Net Income to Net Cash
Provided by (Used) in Operating Activities
Common stock issued per court order	-	58	58
Common stock issued for services	200	100	300
Changes in operating assets and liabilities
Net cash used in operating activities	960	-	960
FINANCING ACTIVITIES
Proceeds of loan from CBI Polymers	8,000	-	8,000
Redemption of common stock	0	0	-

Net cash from financing activities	8,000	-	8,000

Net change in cash	8,960	-	8,960

Cash at beginning of period	-	-	-

Cash at end of period	$ 8,960	$ -	$ 8,960

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest	-	-	-
Income Taxes	-	-	-

The accompanying footnotes are an integral part of these financial statements

ZEC, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

September 30, 2015

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

ZEC, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on March 6, 2014. The Company was established as part of the Chapter 11 Plan of Reorganization of Pacific Shores Development, Inc. ("PSD"). On September 17, 2015 the Company became a sales representative for CBI Polymers, Inc., selling a line of specialty chemicals used for decontamination of radioactive and other hazardous materials and for cleaning of cementitious surfaces. The Company has been in the development stage since its formation and realized its first revenues from operations in September 2015.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

b. LOSS PER SHARE

The Company computes net loss per share in accordance with the FASB Accounting Standards Codification ("ASC"). The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  The equity instruments such as warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

c. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. CASH and CASH EQUIVALENT

For the Balance Sheet and Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  The Company had no cash equivalents as of September 30, 2015.

e. INCOME TAXES

Income taxes are provided in accordance with the FASB Accounting Standards Classification.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of September 30, 2015 the Company did not have significant cash or other material assets, nor did it have operations or a source of revenue sufficient to cover its operating costs and allow it to continue as a going concern.  The Company’s CEO has committed to advancing certain operating costs of the Company.

While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances that it will accomplish either. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

As of September 30, 2015 the authorized share capital of the Company consisted of 100,000,000 shares of common stock with $0.0001 par value, and 20,000,000 shares of preferred stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of September 30, 2015 there were a total of 3,580,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling 580,000 shares, took place on March 6, 2014 pursuant to the Chapter 11 Plan of Reorganization confirmed by the U.S.  Bankruptcy Court in the matter of Pacific Shores Development, Inc. ("PSD"). The Court ordered the distribution of shares in the Company to all general unsecured creditors of PSD, with these creditors to receive their PRO RATA share (according to amount of debt held) of a pool of 80,000 shares in the Company.  The Court also ordered the distribution of shares in the Company to all administrative creditors of PSD, with these creditors to receive one share of common stock in the Company for each $0.10 of PSD's administrative debt which they held. A total of 500,000 shares were issued to PSD’s administrative creditors.

The Court also ordered the distribution of two million five hundred thousand warrants in the Company to all administrative creditors of PSD, with these creditors to receive five warrants in the Company for each $0.10 of PSD’s administrative debt which they held. These creditors received an aggregate of 2,500,000 warrants  consisting of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  All warrants are exercisable at any time prior to August 30, 2017. As of the date of this report, no warrants have been exercised.

Also on March 6, 2014 the Company issued a total of 1,000,000 common shares for services at par value, $0.0001 per share for total value of $100. On September 16, 2015 the Company issued a total of 2,000,000 common shares for services at par value, $0.0001 per share for a total value of $200.

As a result of these issuances there were a total 3,580,000 common shares issued and outstanding, and a total of 2,500,000 warrants to acquire common shares issued and outstanding, at September 30, 2015.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred stock with $0.0001 par value. As of September 30, 2015 no shares of preferred stock had been issued and no shares of preferred stock were outstanding.

NOTE 5. INCOME TAXES

The Company has had minimal business activity and made no U.S. federal income tax provision since its inception on March 6, 2014.

NOTE 6. RELATED PARTY TRANSACTIONS

On March 6, 2014 the Company issued a total of 1,000,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share. These shares were issued to officers of the Company and to persons who were already shareholders as a result of the bankruptcy (see Note 4 above). On September 16, 2015 the Company issued a total of 2,000,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share. These shares were issued to an officer of the Company and to an advisor to the Company. There were no other related party transactions to report. As of September 30, 2015 the Company neither owned nor leased any real or personal property.

NOTE 7. WARRANTS

On March 6, 2014 (inception), the Company issued 2,500,000 warrants exercisable into 2,500,000 shares of the Company's common stock.  These warrants were issued per order of the U.S.  Bankruptcy Court to the administrative creditors of PSD. These creditors received an aggregate of 2,500,000 warrants issued in the series and exercise prices as set forth above at Note 4. As of the date of this report, no warrants have been exercised.

NOTE 8. COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the period ended September 30, 2015.

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through December 23, 2015 the date the financial statements were available to be issued. The Company has determined that there are no further events to disclose.